Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. PROVIDES 2018 FIRST QUARTER OUTLOOK

Results In-Line with Management Expectations

OKLAHOMA CITY, Oklahoma — April 5, 2018 — LSB Industries, Inc. (NYSE: LXU) (“LSB” or “the Company”), in anticipation of its meetings with debt investors, today announced that it expects total sales for the first quarter of 2018 to be approximately $95 million to $100 million and to report adjusted EBITDA of approximately $20 million to $23 million for the first quarter of 2018, as compared to adjusted EBITDA of $20.0 million for the first quarter of 2017, which included approximately $1.6 million of adjusted EBITDA attributable to businesses sold later in 2017.

Additionally, ammonia on-stream rates for the first quarter of 2018 for El Dorado, Pryor and Cherokee were approximately 100%, 91% and 85%, respectively, which represents an improvement overall as compared to the rates for the fourth quarter of 2017 of 77%, 22% and 99%, respectively. The Cherokee ammonia plant’s on-stream rate for the first quarter of 2018 was impacted by maintenance completed on its primary reformer. Periodic downtime for maintenance activities is contemplated in management’s targeted annual average on-stream rates.

The Company plans to issue results for the first quarter ended March 31, 2018 on April 25, 2018.

The preliminary information provided herein is based on information available to management as of the date of this press release. The information for the quarter ended March 31, 2018 is based on management’s internal reporting and is subject to adjustment for quarter-end closing procedures. The Company has prepared the preliminary information contained in this press release and its independent registered public accounting firm has not performed any audit, review or other procedures with respect to such information. A review of such information could result in changes to these preliminary results. The Company’s actual results of operations may be materially different from the preliminary results provided herein, and you should not place undue reliance on such information. In addition, the preliminary results provided herein are not necessarily indicative of our results of operations for any future period.

LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for a global chemical company in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers throughout the United States. Additional information about the Company can be found on its website at www.lsbindustries.com.

(1)	This is a Non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identifiable by use of the words “may,” “believe,” “expect,” “intend,” “plan to,” “estimate,” “project” or similar expressions, and include but are not limited to: financial performance improvement; view on sales to mining customers; estimates of consolidated depreciation and amortization and future turnaround expenses; our expectation of production consistency and enhanced reliability at our Facilities; our projections of trends in the fertilizer market; improvement of our financial and operational performance; our planned capital expenditures for 2018; reduction of SG&A expenses; volume outlook and our ability to complete plant repairs as anticipated.

Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties. Though we believe that expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from the forward-looking statements as a result of various factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC), including those set forth under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2017 and, if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release except as required by applicable law.

Company Contact: Mark Behrman, Chief Financial Officer (405) 235-4546	Investor Relations Contact: The Equity Group Inc. Fred Buonocore, CFA (212) 836-9607 Kevin Towle (212) 836-9620

See Accompanying Tables

LSB Industries, Inc.

Non-GAAP Reconciliation

This news release includes certain “non-GAAP financial measures” under the rules of the Securities and Exchange Commission, including Regulation G. These non-GAAP measures are calculated using GAAP amounts in our consolidated financial statements.

EBITDA Reconciliation

EBITDA is defined as net income (loss) plus interest expense, depreciation, depletion and amortization (DD&A) (which includes DD&A of property, plant and equipment and amortization of intangible and other assets), less benefit for income taxes. We believe that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to a similarly titled measure of other companies. A reconciliation of the low and high ends of the outlook provided for EBITDA for the company’s quarter ended March 31, 2018 compared to March 31, 2017 is presented below.

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	Low End Range	High End Range
	($ in millions)
Net loss	($6.7)	($4.6)	($6.0)
Plus:
Interest expense	9.3	9.3	9.4
Depreciation, depletion and amortization	18.0	18.5	17.6
Benefit for income taxes[1]	(1.2)	(0.8)	(1.3)

EBITDA	$19.4	$22.4	$19.7

[1]	In December 2017, the President of the United States signed into law the Tax Cuts and Jobs Act of 2017 (the “Act”), making significant changes to the Internal Revenue Code. We have estimated our benefit for income taxes in accordance with the Act and guidance available as of the date of this filing. This amount reflects certain provisional amounts and the ultimate impact may differ from these provisional amounts, due to, among other things, additional analysis, changes in interpretations and assumptions we have made, and additional regulatory guidance that may be issued.

Adjusted EBITDA

Adjusted EBITDA is reported to show the impact of one time/non-cash items such as, loss on sale of a business and other property and equipment, one-time income or fees, start-up/commissioning costs, certain fair market value adjustments, non-cash stock-based compensation and severance costs. We believe that the inclusion of supplementary adjustments to EBITDA is appropriate to provide additional information to investors about certain items. The following tables provide reconciliations of EBITDA excluding the impact of the supplementary adjustments. Our policy is to adjust for non-cash or non-recurring items that are greater than $0.5 million quarterly or cumulatively. A reconciliation of the low and high ends of the outlook provided for adjusted EBITDA for the company’s quarter ended March 31, 2018 compared to March 31, 2017 is presented below.

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	Low End Range	High End Range
	($ in millions)
EBITDA:	$19.4	$22.4	$19.7
Stock-based compensation	1.4	1.4	1.2
Fair market value adjustment on preferred stock embedded derivatives	(0.8)	(0.8)	—
Derecognition of death benefit accrual	—	—	(1.4)
Loss on sale or disposal of assets	—	—	0.5

Adjusted EBITDA	$20.0	$23.0	$20.0

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